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                                                                    Exhibit 2(E)


                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                           VIVA MEDICAL SCIENCES CORP
                            Under Section 242 of the
                    Corporation Law of the State of Directors
                    -----------------------------------------

                  VIVA MEDICAL SCIENCES CORP, (the "Corporation"), a corporation organized under and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That the Board Directors of said corporation, by written consent filed with the minutes of the Board, adopted the following resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation.

         1. That Article FIRST of the Certificate of Incorporation be amended and, as amended, read as follows:

         FIRST: The name of the Corporation is AMERICAN STONE INDUSTRIES, INC.

INC.

         SECOND: That the aforesaid amendment was duly adopted in accordance the applicable provisions of Section 242 of General Corporation Law of the State of Delaware.

         THIRD Prompt notice of the taking of this corporate action is being given to all stockholders who did not consent in writing, in accordance with
Section 228 of the General Corporation Law of the State of Delaware.


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         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Michael S. Wexler, its President and attested by Marc Wigle, its Secretary, this __ day of August, 1995.

                                         VIVA MEDICAL SCIENCES CORP.

                                         By:
                                              ------------------------------
                                                 Michael S. Wexler, President

ATTEST:

By:
    -----------------------
      Marc Wigle, Secretary


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